UNITED STATES
SECURTIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 13F

Form 13F COVER PAGE

Report for the Calendar Year or Quarter
Ended  March 31, 2006

Check here if Amendment [ ] ; Amendment Number: ____
This Amendment (Check only one): [ ] is a restatement
                                 [ ] adds new holdings entries

Institutional Investment Manager Filing this Report:

NewSouth Capital Management, Inc.
1100 Ridgeway Loop Road, Suite 444, Memphis, TN 38120

13F File Number: 28-1652

The institutional investment manager submitting this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained herein is true, correct and complete, and that it is understood that all required items, statements, schedules, lists, and tables, are considered integral parts of this form.

Person Signing this Report on Behalf of Reporting Manager:

Name:   David M. Newman
Title:  Vice President
Phone:  (901) 761-5561

Signature, Place, and Date of Signing:


 _____________________________ Memphis, TN    May 11, 2006

















Report Type (Check only one):

[x] 13F HOLDINGS REPORT.
(Check here if all holdings of this reporting manager are reported in this report.)

[  ] 13F NOTICE.
(Check here if no holdings reported are in this report, and all holdings are reported by other reporting manager(s).)

[ ] 13F COMBINATION REPORT.
(Check here if a portion of the holdings for this reporting manager are reported in this report and a portion are reported by other reporting manager(s).)

The Managers identified on following Summary Page are accounts placed with us through the Morgan Keegan Preferred Managers Program and Thomas Weisel Partners LLC Asset Management Consulting Program. Although discretionary responsibility for the accounts is with us, Morgan Keegan and Thomas Weisel Partners LLC retain the responsibility for reporting these securities on their 13F if the size of a particular holding triggers 13F filing requirements.

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FORM 13F SUMMARY PAGE

Report Summary:

Number of Other Included Managers:	2

Form 13F Information Table Entry Total:      144

Form 13F Information Table Value Total:   $1,010,458,000


List of Other Included Managers:

No. 13F File Number    Name


2	 Morgan Keegan Preferred Managers Program

4	 Thomas Weisel Partners LLC Asset Management
       Consulting Program